PART II

OFFERING CIRCULAR

Dollar Shots Club, Inc.

Maximum Offering: 5,000,000 shares of common stock ($5,000,000)

Offering Price: $1.00 US per Share

This Offering Circular relates to our offering of up to 5,000,000 shares of commons stock at an offering price of $1.00 per share ($5,000,000). The minimum investment amount for a single investor is $250 for 250 shares. The offering will commence promptly after the date of this Offering Circular is qualified and close no later than 120 days after the date of this Offering Circular. However, we may extend the offering for up to 90 days following the 120 day offering period. We will pay all expenses incurred in this offering. The new shares of our common stock are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the new shares offered will be subscribed.  If less than the maximum proceeds are available to us, our development and prospects could be adversely affected. All funds received as a result of this offering will be immediately available to us for our general business purposes.   Because there is no minimum amount of shares that must be sold in order for the Offering to close, there is a risk that we may not receive sufficient proceeds from the offering to fully and effectively execute on our business plans as described herein.

Mundial Financial Group, LLC (“Mundial”) has agreed to sell these securities on a best efforts basis. Mundial will use its best efforts to sell all of the shares offered, but is in no way obligated to purchase any of the shares for its own account. Two members of our Board of Directors, George Castillo and Paul Eric Flesche, are the principals of Mundial. Please see “Plan of Distribution” for more information.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Company
Per Share	$1.00	$0.10	$0.90
Total (maximum offering)	$5,000,000	$500,000	$4,500,000

There is currently no market for our shares. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are not traded or listed on any exchange. After the qualification of this Offering Circular, we intend to have a market maker file an application with the Financial Industry Regulatory Authority to have our common stock quoted on the OTC Bulletin Board and on the electronic marketplace operated by OTC Markets Group, Inc. We currently have no market maker who is willing to list quotations for our stock. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s application for quotation of our shares is approved.

The purchase of the securities offered through this Offering Circular involves a high degree of risk.  See section entitled “Risk Factors” starting on page 4. We have not, and the underwriters have not, authorized anyone to provide any information or to make any representations other than those contained in this Offering Circular. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular is intended to provide the information required by Part I of Form S-1. We are a smaller reporting company within the meaning of Rule 405 and are following the Form S-1 disclosure requirements for smaller reporting companies.

The Date of This Offering Circular is: May 27, 2016

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-iii-

Summary

Dollar Shots Club, Inc.

Company Overview

Dollar Shots Club, Inc. is a web-based sales and distribution company built to sell supplement shots through a monthly subscription model. We bring the same premium quality but at 1/3 the price of retail - $1/shot - with the added convenience of delivery to your door. We were incorporated on September 3, 2015 in the State of Nevada. On September 18, 2015, we acquired certain assets related to our business under an Asset Purchase Agreement, including the “Dollar Shots Club” trademarks, and inventory, our web domains and other internet-related assets, and the rights to manufacture and market our specially formulated supplement shots.

Our principal executive offices are located at 6255 W. Arby Avenue, Unit 256 Las Vegas, Nevada 89118, and our telephone number is (949) 438-7468. Our website is www.dollarshotsclub.com.

Through this Offering, we are seeking new funding for the purpose of general corporate and working capital purposes, to be allocated in the discretion of management. The minimum investment amount for a single investor is $250 for 250 shares.  The shares are being offered by us and the underwriters on a “best efforts” basis and there can be no assurance that all or any of the shares offered will be subscribed.  If less than the maximum proceeds are available to us, our development and prospects could be adversely affected.  There is no minimum offering required for this offering to close. The proceeds of this offering will be immediately available to us for our general business purposes. The Maximum Offering amount is 5,000,000 shares ($5,000,000).

Risks Related to Our Business

We face a number of challenges and risks in our business, which are described in further detail in “Risk Factors” beginning on page 4 of this Offering Circular.

The Offering

Securities Being Offered	Up to 5,000,000 new shares of our common stock.

Offering Price

The offering price of the common stock is $1.00 per share.  There is no public market for our common stock.  We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed.  The absence of a public market for our stock will make it difficult to sell your shares in our stock.

Upon the qualification of this Offering Circular, we intend to apply through FINRA to the over-the-counter bulletin board, through a market maker that is a licensed broker dealer, to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.

Minimum Number of Shares To Be Sold in This Offering	n/a

Maximum Number of Shares To Be Sold in This Offering	5,000,000

Securities Issued and to be Issued	90,837,000 shares of our common are issued and outstanding as of the date of this Offering Circular.

Number of Shares Outstanding After The Offering If All The Shares Are Sold	95,837,000

Use of Proceeds	If we are successful at selling all the shares we are offering, our net proceeds from this offering will be approximately $4,500,000. We intend to use these proceeds to execute our business plan. See “Use of Proceeds” herein for additional information

Offering Period	The shares are being offered for a period up to 120 days after the date of this Offering Circular, unless extended by us for an additional 90 days.

Summary Financial Information

Balance Sheet Data	Fiscal Year Ended September 30, 2015 (audited)	Three Months Ended December 31, 2015 (unaudited)
Cash	$52,904	$33,676
Total Assets	$65,414	$46,043
Liabilities	$3,820	$1,585
Total Stockholder’s Equity	$61,594	$44,458
Statement of Operations	Fiscal Year Ended September 30, 2015 (audited)	Three Months Ended December 31, 2015 (unaudited)
Revenue	$2,897	$2,594
Net Profit (Loss) for Reporting Period	$(10,708)	$(16,136)

Risk Factors

You should consider each of the following risk factors and any other information set forth herein and in our reports filed with the SEC, including our financial statements and related notes, in evaluating our business and prospects. The risks and uncertainties described below are not the only ones that impact on our operations and business. Additional risks and uncertainties not presently known to us, or that we currently consider immaterial, may also impair our business or operations. If any of the following risks actually occur, our business and financial results or prospects could be harmed. In that case, the value of the Common Stock could decline.

Risks Related to Our Company and Business

If we do not obtain additional financing, our business development plans will be delayed and we may not achieve profitable operations.

We will require significant additional capital to execute on our business development plans. We intend to seek additional funds through private placements of our common stock or other securities. Our business plan calls for incurring expenses for development of our brand, website, and product packing, as well as ongoing expenses for marketing, staff, and administration. If no additional financing is secured, we may have to significantly curtail our plan of operations. If that is the case, our business will not grow as desired. Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement of funds. Consequently, there can be no assurance that we will be able to obtain access to capital as and when needed or, if so, that the terms of any available financing will be commercially reasonable. If we are unable to raise suitable financing, our business development plans may be delayed and we may be unable to achieve profitable operations.

Since we have a limited operating history and insignificant revenues to date, we may be unable to achieve or maintain profitability. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by an emerging growth company.

We have limited financial resources and limited revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by an emerging growth company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to fully meet our expenses and totally support our anticipated activities.

Our ability to continue as a business and implement our business plan will depend on our ability to raise sufficient funds. There is no assurance that any debt or equity offerings will be successful or that we will remain in business or be able to implement our business plan if the offerings are not successful.

If we are unable to develop a reliable systems for outside manufacturing and fulfillment, our ability to grow our business and achieve profitability will be severely adversely affected.

We will rely upon a private label beverage manufacturer to produce and further develop our energy and supplement shots and a third party fulfillment center to process and ship customer orders generated by our website and other portals. Our ability to grow our business and customer base will depend upon smoothly functioning relationships with our manufacturing and fulfillment partners and our ability to integrate their roles with our online marketing and customer service operations. If we are unable to smoothly integrate these third party operations into our business, or if we are unable to establish and maintain strong relationships with these key outside parties, our ability to successfully deliver quality products to our customer in a timely manner will be adversely affected, and our ability to achieve profitability will be severely impaired.

If we are unable to successfully market our products or our products do not perform as expected, our business and financial condition will be adversely affected.

We are subject to the risks generally associated with new product introductions and applications, including lack of market acceptance and failure of products to perform as expected. There can be no assurance that we will be successful in marketing our energy shots and our “Dollar Shots Club” service to the public. Our success will depend on our ability to attract retail customers to our website on cost-effective terms. Intended strategies to attract customers to our website include building a robust social media presence via Facebook, Digg, Twitter, etc., as well as email campaigns, blogs, SEO, and viral and referral based initiatives. Our marketing strategy may not be enough to attract sufficient traffic to our website. Further, our ability to drive initial purchases through our website will depend on our ability to present our products and their branding and packaging in an attractive manner. If we are unsuccessful at converting website traffic into initial sales, our financial condition will be harmed. Further, if our products do not perform as expected by consumers, either in terms of flavor or perceived performance, our ability to grow our sales and drive continuing memberships in our “Dollar Shots Club” service will be severely impaired.

Because consumer preferences change frequently, our energy shots will require periodic product introduction.

As a result of changing consumer preferences, many energy drinks and similar products are successfully marketed for a limited period of time. Even if our energy shots and website-based service shows early signs of promise, there can be no assurance that our products will continue to be popular for an extended period of time. Our success will be dependent upon our ability to address the changing needs and tastes of the consumer market. Our failure to innovate over time and to adjust to consumer preferences on a regular basis could cause us to fail to achieve and sustain ongoing market acceptance could have a material adverse effect on our financial condition and results of operations.

If we experience unauthorized access of confidential customer information transmitted over public networks, our ability to attract and retain customers could be adversely affected.

As with all e-commerce companies, our customers will transmit confidential personal information, including their addresses and credit card information, to us over public networks, and the unauthorized access of such information by third parties could harm our reputation and significantly hinder our efforts to attract and retain customers. We will rely on industry standard techniques and authentication technology licensed from third parties to provide the security and authentication technology to effect secure transmission of confidential information, including customer credit card numbers. Advances in computer capabilities, new discoveries in the field of cryptography or other developments may result in a compromise or breach of the technology we plan to use to protect customer transaction data and adversely affect our ability to attract and retain customers.

Because of pressures from competitors with more resources, we may fail to implement our business strategy profitably.

The market for energy drinks, energy shots, and related products is intensely competitive and we expect competition to increase in the future.  We will compete with a growing constellation of bother large and smaller companies that offer similar products to the consumer market.  These companies also have longer operating histories, greater name recognition, access to larger customer bases and distribution networks, and significantly greater financial, technical and marketing resources than we do.  As a result, they may be able to adapt more quickly to changes in customer preferences and to devote greater resources to the promotion and sale of their products than we will.  In addition, they may have more firmly established financial, manufacturing, distribution, and sales relationships in the industry. Therefore, we cannot be sure that we will be able to successfully implement our business strategy in the face of such competition. If we cannot compete effectively, we may experience future price reductions, reduced gross margins and loss of market share, any of which will materially adversely affect our business, operating results and financial condition.

If we are unable to manage growth, our operations could be adversely affected.

Our progress is expected to require the full utilization of our management, financial and other resources, which to date has occurred with limited working capital. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial and management information systems, and to recruit, train and manage sales, management, and technical personnel. There can be no assurance that management will be able to manage growth effectively.

If we do not properly manage the growth of our business, we may experience significant strains on our management and operations and disruptions in our business. Various risks arise when companies grow quickly. If our business or industry grows too quickly, our ability to meet customer demand in a timely and efficient manner could be challenged. We may also experience development delays as we seek to meet increased demand for our products. Our failure to properly manage the growth we might experience could negatively impact our ability to execute on our operating plan and, accordingly, could have an adverse impact on our business, our cash flow and results of operations, and our reputation with our current or potential customers.

Our business and growth may suffer if we are unable to attract and retain key employees.

Our success depends on the expertise and continued service of our Chief Executive Officer, Kevin Martino, and our Chief Operating Officer, Christopher Rowe. These individuals are a significant factor in our growth and ability to meet our business objectives. It may be difficult to find a sufficiently qualified individual to replace Mr. Martino or Mr. Rowe in the event of death, disability or resignation, resulting in our being unable to implement our business plan and even a complete cessation of our operations, which would likely result in the total loss of an investor's investment.

Furthermore, our ability to expand operations to accommodate our anticipated growth will also depend on our ability to attract and retain qualified media, management, finance, marketing, sales and technical personnel. However, competition for these types of employees is intense due to the limited number of qualified professionals. Our ability to meet our business development objectives will depend in part on our ability to recruit, train and retain top quality people with advanced skills who understand our business. We hope that we will be able to attract competent employees, but no assurance can be given that we will be successful in this regard. If we are unable to engage and retain the necessary personnel, our business may be materially and adversely affected.

Risks Related to Legal Uncertainty

If we are the subject of significant future product liability or related lawsuits, our business will likely fail.

Consumption of energy drinks or related products in large quantities or in combination with other substances may lead to cardiac or other problems due to their misuse by consumers. Further, like all sellers of products for human consumption, we cannot eliminate the risk that our products may be subjection to contamination during the manufacturing or distribution process. We currently do not maintain product liability or general liability insurance and we may not be able to obtain such coverage in the future or such coverage may not be adequate to cover all potential claims. Moreover, even if we are able to maintain sufficient insurance coverage in the future, any successful claim could significantly harm our business, financial condition and results of operations.

If our products become subject new government regulation, our ability to profitably manufacture and market our energy shots may be severely impaired.

Even as their popularity has grown, energy drinks have come under scrutiny for possibly serious health effects, including heart rhythm problems, increased blood pressure, and—in rare cases—cardiac arrest. We therefore face a risk that new regulations addressing the permissible caffeine content or other ingredients of our energy shots may be proposed or promulgated by the FDA or other entities. We may be unable to comply with any such new regulations on a cost-effective basis, or we may be unable to produce a desirable consumer product within the limitations imposed by any such new regulation.

Risks Related to Our Common Stock

If a secondary market for our common stock does not develop, shareholders may be unable to sell their shares.

There is no public market for our securities and there can be no assurance that, in the future, an active trading market for the securities offered herein will develop, or, if developed, be sustained. If a public trading market for our common stock does not develop in the future, purchasers of the common stock may have difficulty selling their securities should they desire to do so and purchasers of our common stock may lose their entire investment if they are unable to sell our securities.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their own common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase our common stock.

Because purchasers in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock, you may experience difficulty recovering the value of your investment.

 Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price.  Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.  The dilution experienced by investors in this offering will result in a net tangible book value per share that is less than the offering price of $1.00 per share.  Such dilution may depress the value of the company’s common stock and make it more difficult to recover the value of your investment in a timely manner should you chose sell your shares.

If we undertake future offerings of our common stock, purchasers in this offering will experience dilution of their ownership percentage.

Generally, existing shareholders will experience dilution of their ownership percentage in the company if and when additional shares of common stock are offered and sold.  In the future, we may be required to seek additional equity funding in the form of private or public offerings of our common stock.  In the event that we undertake subsequent offerings of common stock, your ownership percentage, voting power as a common shareholder, and earnings per share, if any, will be proportionately diluted. This may, in turn, result in a substantial decrease in the per-share value of your common stock.

Because FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock, investors may not be able to sell their stock should they desire to do so.

In addition to the "penny stock" rules described below, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Because we will be subject to the “Penny Stock” rules, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

Forward-Looking Statements

This Offering Circular contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  The actual results could differ materially from our forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this Offering Circular.

Use of Proceeds

The net proceeds to us from the sale of up to 5,000,000 new shares of common stock offered at a public offering price of $1.00 per share will vary depending upon the total number of shares sold. The following table summarizes, in order of priority the anticipated application of the proceeds we will receive from this Offering if the maximum number of shares is sold:

	Amount Assuming Maximum Offering	Percent of Maximum
GROSS OFFERING	$5,000,000	100.00%
Commission[1]	$500,000	10.00%
Net Proceeds	$4,500,000	90.00%
USE OF NET PROCEEDS
Product Development[2]	$550,000	11.00%
Website Development[3]	$250,000	5.00%
Marketing[4]	$2,250,000	45.00%
Inventory[5]	$500,000	10.00%
Office / Warehouse Space[6]	$80,000	1.60%
Office Related Expenses[7]	$50,000	1.00%
Employees[8]	$820,000	16.40%
TOTAL APPLICATION OF PROCEEDS	$4,500,000	100.00%

[1]	Commissions: Under our Non-Exclusive Selling Agreement with Mundial Financial Group, we have agreed to pay commissions of ten percent (10%) of the offering proceeds.
[2]	Product Development: We intend to use approximately $550,000 of the net proceeds of this Offering for the development of additional product lines including an appetite suppressant shot, pre-workout shot, fat burner shot, and a sleep aide shot. .
[3]	Website Development: We intend to use approximately $250,000 of the net proceeds of this Offering for website development including the development of a mobile application.
[4]	Marketing: We intend to use approximately $2,250,000 of the net proceeds of this Offering for marketing of the product. We will create collateral materials for use in advertising. We will advertise through various outlets including through the internet, print media, radio, TV, various sponsorships of events and individuals.
[5]	Inventory: We intend to use approximately $500,000 of the net proceeds of this Offering for the purchase of inventory.
[6]	Office / Warehouse Space: We intend to use approximately $80,000 of the net proceeds of this Offering for the lease of dedicated office space / warehouse space.
[7]	Office Related Expenses: We intend to use approximately $50,000 of the net proceeds of this Offering for Office Related Expenses.
[8]	Employees: We intend to use approximately $820,000 of the net proceeds of this Offering for employee salaries.

In the event that less than the maximum number of new shares is sold we anticipate application of the proceeds we will receive from this Offering will be as follows:

	Amount Assuming 75% of Offering	Percent	Amount Assuming 50% of Offering	Percent	Amount Assuming 25% of Offering	Percent
GROSS OFFERING	$3,750,000	100.00%	$2,500,000	100.00%	$1,250,000	100.00%
Commission	$375,000	10.00%	$250,000	10.00%	$125,000	10.00%
Net Proceeds	$3,375,000	90.00%	$2,250,000	90.000%	$1,125,000	90.00%
USE OF NET PROCEEDS
Product Development	$375,000	10.00%	$250,000	10.00%	$100,000	8.00%
Website Development	$157,500	4.20%	$100,000	4.00%	$50,000	4.00%
Marketing	$1,800,000	48.00%	$1,200,000	48.00%	$550,000	44.00%
Inventory	$375,000	10.00%	$250,000	10.00%	$82,500	6.60%
Office / Warehouse Space	$80,000	2.13%	$80,000	3.20%	$80,000	6.40%
Office Related Expenses	$37,500	1.00%	$15,000	0.60%	$12,500	1.00%
Employees	$550,000	14.67%	$355,000	14.20%	$250,000	20.00%
TOTAL APPLICATION OF PROCEEDS	$3,375,000	100.00%	$2,250,000	100.00%	$1,125,000	100.00%

Determination of Offering Price

The $1.00 per share offering price of our common stock was arbitrarily chosen by management. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

Dilution

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price.

The historical net tangible book value as of December 31, 2015 was $44,458 or approximately $0.00055 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of December 31, 2015.   Adjusted to give effect to the receipt of net proceeds from the sale of the maximum of 5,000,000 new shares of common stock for $5,000,000, net tangible book value will be approximately $0.0590 per share.  This will represent an immediate increase of approximately $0.05845 per share to existing stockholders and an immediate and substantial dilution of approximately $0.941 per share, or approximately 94.1%, to new investors purchasing our securities in this offering. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.

The following table sets forth as of December 31, 2015, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase the maximum offering, assuming a purchase price in this offering of $1.00 per share of common stock.

	Number	Percent	Amount
Existing Stockholders	80,500,000	94.15%	$71,302
New Investors	5,000,000	5.85%	$5,000,000
Total		100.00%	$5,071,302

Plan Of Distribution, Terms Of The Offering

There Is No Current Market for Our Shares of Common Stock

There is currently no market for our shares. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are not traded or listed on any exchange. After the qualification of this Offering Circular, we intend to have a market maker file an application with the Financial Industry Regulatory Authority to have our common stock quoted on the OTC Bulletin Board and on the OTCQB tier of the electronic market operated by OTC Markets, Inc. We currently have no market maker who is willing to list quotations for our stock. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved.

The OTC Bulletin Board is maintained by the Financial Industry Regulatory Authority and the OTCQB market is maintained by OTC Markets, Inc. The securities traded on the Bulletin Board and the OTCQB market are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the over-the-counter markets, a purchaser of our shares may have difficulty reselling the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on FINRA brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

The New Shares Issued in the Offering will be Sold by Mundial Financial Group, LLC

We are offering up to a total of 5,000,000 new shares of common stock. The offering price is $1.00 per share. The offering will be for a period of 120 days from the effective date and may be extended for an additional 90 days if we choose to do so. In our sole discretion, we have the right to terminate the offering at any time, even before we have sold all of the 5,000,000 new shares. There are no specific events which might trigger our decision to terminate the offering.

Mundial Financial Group, LLC (“Mundial”) has agreed to sell the shares under the terms of a Non-Exclusive Selling Agreement. Mundial has not agreed to take or pay for all or any of the shares being offered, but will act solely as a selling agent for the offering on a best efforts basis. The agreement with Mundial may be terminated at any time by either party giving notice in writing. Mundial’s shall be compensated with a commission equal to ten percent (10%) of the actual subscription funds received from purchasers in the offering. There are no other items of compensation or discounts, and Mundial is responsible for its own selling expenses. Under the agreement, we and Mundial have mutually agreed to indemnify one another and our respective affiliated persons from any and all liability incurred as a result of the other’s negligence, bad faith, willful misconduct, or any violation of federal or state securities laws.

Two members of our board of directors, George Castillo and Eric Flesche, are the principals of Mundial.

The new shares are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the shares offered will be subscribed.  If less than the maximum proceeds are available to us, our development and prospects could be adversely affected.  There is no minimum offering required for this offering to close. All funds received as a result of this offering will be immediately available to us for our general business purposes.

We cannot assure you that all or any of the shares offered under this Offering Circular will be sold. No one has committed to purchase any of the shares offered. Therefore, we may sell only a nominal amount of shares, in which case our ability to execute our business plan might be negatively impacted. We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Certificates for shares purchased will be issued and distributed by our transfer agent promptly after a subscription is accepted and "good funds" are received in our account.

If it turns out that we have not raised enough money to effectuate our business plan, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and are not successful, we will have to suspend or cease operations.

Offering Period and Expiration Date

This offering will commence on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission and continue for a period of 120 days. We may extend the offering for an additional 90 days unless the offering is completed or otherwise terminated by us. Funds received from investors will be counted towards the minimum subscription amount only if the form of payment, such as a check, clears the banking system and represents immediately available funds held by us prior to the termination of the 120-day subscription period, or prior to the termination of the extended subscription period if extended by our Board of Directors.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must deliver a check or certified funds for acceptance or rejection. The minimum investment amount for a single investor is $250 for 250 shares. All checks for subscriptions must be made payable to "Dollar Shots Club, Inc.”

Right to Reject Subscriptions

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

Investor Suitability

This is an offering made under “Tier 2” of Regulation A, and the shares will not be listed on a registered national securities exchange upon qualification. Therefore, no sale may be made to any individual purchaser in this offering if the aggregate purchase price paid is more than 10% of the greater of the subscriber’s annual income or net worth. All subscribers will be required to make representation in writing that their investment does not exceed applicable thresholds.

Description of Securities

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.   As of April 1, 2016, there were 90,837,000 shares of our common stock issued and outstanding.  Our shares are currently held by 28 stockholders of record. We have not issued any shares of preferred stock.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by  our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors has the authority to issue shares of preferred stock, and it is further authorized to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.	The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.	Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.	Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.	The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

8.	Any other relative rights, preferences and limitations of that series

Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a "blank check" preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one (1) or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Options and Warrants

We do not have any options or warrants, issued and outstanding.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply.  Our articles of incorporation and bylaws do not state that these provisions do not apply.  The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Interests of Named Experts and Counsel

No expert or counsel named in this Offering Circular as having prepared or certified any part of this Offering Circular or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Laxague Law, Inc., our independent legal counsel, has provided an opinion on the validity of our common stock.

Zwick & Banyai, PLLC, have audited our financial statements included in this Offering Circular and Offering Statement to the extent and for the periods set forth in their audit report. Zwick & Banyai, PLLC has presented their report with respect to our audited financial statements.  The report of Zwick & Banyai, PLLC is included in reliance upon their authority as experts in accounting and auditing.

Description of Business

Principal Place of Business

Our principal executive offices are located at 6255 W. Arby Avenue, Unit 256 Las Vegas, Nevada 89118. Our telephone number is (949) 438-7468. We are using property leased by our President, Kevin J. Martino. There is no written contract in place at this time for the use of the offices.

Company Overview

Dollar Shots Club is a web-based sales and distribution company built to sell supplement shots through a monthly subscription model. We bring the same premium quality but at 1/3 the price of retail - $1/shot - with the added convenience of delivery to your door. On September 18, 2015, we acquired certain assets from Rocky Mountain High Brands, Inc. (“RMHB”) in exchange for our issuance of 5,000,000 shares of common stock to RMHB. The assets purchased included the “Dollar Shots Club” logo and trademark, certain websites and related internet assets, certain formulas for our beverages, and some inventory of finished goods and raw materials.

Market Problem

Recent reports on the beverage market from 2013 show total growth in the energy drink and shots market was worth more than $12.5 billion in 2012. By 2017, it’s expected to grow to $21.5 billion. In addition, energy drinks have the lowest consumption rates of any ready-to-drink (RTD) beverage, reflecting both its relative infancy and strong growth potential. Furthermore, reports cite new product innovation and expanded distribution as two major points that will contribute to the expected double-digit growth year over year. Both of these points are key to the DSC strategy.

By far, the most popular types of shots are energy shots. The most dominant brand is 5-Hour Energy, which accounts for approximately 85% market share. The average price point for an energy shot is $3.00 per bottle retail. The cost to manufacture one energy shot, in large volumes, is near $0.35 each. Needless to say, there is a lot of profit margin built into shots.

For decades, consumers have been relegated to physically going to retail stores for goods. Due to increasingly busy lifestyles consumers are willing to go online to order certain products. The Web has provided the platform to purchase what we want and when, along with more convenience and better pricing than the traditional retail model. In other words, we can do better than $3.00 a shot.

Our Solution

Consumers want convenience, to save time, and to spend less on the things they buy; and, given the option for home delivery of goods, many will opt for that convenience over a trip to the store. Our solution is dollarshotsclub.com. DSC will leverage a direct-to-consumer sales and distribution strategy via the Web coupled with a monthly subscription model. Our answer provides the consumer significant savings over beverage shots sold in retail stores (1/3 the cost). In addition, we bring the added convenience to auto-ship premium beverage shots right to their door on a monthly basis. Consumers can “set it and forget it.”

Business Model

We are not here to reinvent the wheel. In recent years, the ecommerce subscription model has proven to be very successful.

We will initially offer three membership levels:

1.	Premier Member – $5 for 5 shots + $3 S&H (Shipping & Handling)
2.	Plus Member – $15.00 for 15 shots + $4 S&H
3.	Platinum Member – $30.00 for 30 shots + $5 S&H

We charge $2.00 per shot. Consumers will save on average $2.00 per shot (67%) over retail prices. We calculate our gross margins to start at 36% and grow to 43% as we optimize manufacturing and shipping economies of scale within the first 12 months. By the end of year two, we believe we can be at 49% gross margin.

The direct-to-consumer ecommerce subscription model we have chosen provides a fast and cost effective method to deliver our products to customers. Shipping UPS Ground or UPS SurePost, we can reach any address in the continental US within 7 days or less.

To streamline the shipping process, the master cases will have barcodes for inventory management printed directly on them and be ship-ready when they arrive on pallets into the fulfillment center. When customers place an order on the DSC website, the orders are electronically sent to the fulfillment center where they print out the shipping label, stick it on the master case, and then ship out within one day.

Frictionless Ordering and Distribution Will Be the Keys to Success

As US consumers continue to work harder and seek more energy to keep up and stay alert, the need for convenient and affordable caffeinated drinks will increase. DSC will offer both: with delivery to their door and without the need to make extra trips to retail locations to pay for overpriced shots. With a no-hassle DSC membership and auto-ship, we make it easy for consumers to put their shot needs on autopilot.

Competition

There are other energy shot brands selling their products over the Web. The majority are lost in the sea of offerings through Amazon.com. Currently, we have not found any other dedicated Web-based energy shot brand selling through a subscription model. We have also not seen another brand selling at the low price point we will launch with.

There are other shots that sell for $1 per bottle in retail stores. These are mainly sold in dollar stores and are typically lower quality shots sold by “value-based” brands. We have the advantage of better quality, and the convenience of shipping direct to the customer. The dollar stores are still retail outlets where the customer must drive to for purchase.

The net effect is we will have higher quality products, at a significantly lower price point, conveniently delivered to your door.

Sales, marketing and Distribution Strategies

All sales will be driven through the company’s main website, www.dollarshotsclub.com. Through various marketing initiatives, consumers will be driven to the home page with simple instructions to sign up, pay and receive their first shipment within one week. Then, every month, customers will receive their shipment on or before their membership sign up date.

We see guerilla marketing tactics best serving our model in order to optimize our marketing dollars over the first twelve months through building a robust social media presence via Facebook, Pinterest, Twitter, etc. In addition, we plan to leverage public relations, email campaigns, blogs, SEO, viral and referral based initiatives to continually drive traffic to the main website. With follow-on emails, specials and promotions, we plan to increase retention of existing subscribers to extend their contribution to bottom line profits.

We believe that, with this marketing strategy, we can build a solid and profitable company. In addition, we feel we can create a well-crafted, humor-based video in such a way that it gains a certain level of viral notoriety to garner increased exposure with minimal expense. Should the video attain a healthy level of viral success, in our opinion, the sales numbers will be even greater than forecasted. And, in the event that we explode, we believe that we have the manufacturing and technology infrastructure to scale up and meet demand.

Our goal is to onboard as many members as we can from launch, which is why we offer four membership tiers. With the entry level tier starting at $5, we see the price being low enough to entice more impulse purchases as well as lowering the friction barrier to engage those consumer types that are more cautious to try new products. $5 is not so high that the average consumer would feel financially put out if they were unhappy with the purchase.

The beverage formulas we will use are similar to the market leaders in each of the shot categories with emphasis on great taste. The first category will be energy shots (Regular Strength - 190mg caffeine) in the Berry Blitz flavor – the top selling flavor on the market. The second flavor we have added to the product mix is Grapeness XS – the number two selling flavor in the market which contains 230mg caffeine. The third flavor Orange Mango Meditation will contain our relaxation formula.

We will standardize on the same stock 2 oz (59ml) PET shot bottle that is commonly found in the market place. This keeps bottle/cap costs down. Each bottle will have a high-resolution 4-color process shrink sleeve label on each bottle with tamper evident perforation for each opening. Shots will come in a branded master case (cardboard shipping box) that can be branded on the inside and outside. This provides the customer with a convenient box to store their shots. We also have the option to place a flyer inside the master case to promote new products, games, contests, loyalty programs, gift cards, promotions, etc. as the first thing a customer sees when the box is opened.

Energy shots are the first shot category we will launch as it is the most popular and has the highest sales. Energy shots will serve as the in-road into the consumer’s mindset to sign up memberships. However, DSC has branded the domain as DollarShotsClub.com – shots as plural – for a reason. The shot format has given rise to several other supplement categories that DSC intends to launch over time to increase the product offerings by riding the coattails of energy shots. We see these additional products expanding our target demographics, thereby adding to future growth and incremental sales.

In no particular order, here is the initial list of additional shots DSC will release over time as the brand evolves and our membership numbers grow.

•	Work-out
•	Nootropics
•	Sleep Aid Shots
•	Anti-Hangover Shots
•	Enhancement Shots
•	Weight Loss & Crave Control Shots
•	Vitamin Immunity Shots
•	All-Natural Energy Shots

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries and Corporate Structure

We have no subsidiaries or parent corporations.

Intellectual Property

We are the owner, by way of assignment, of the trademarks DOLLAR SHOTS CLUB and Design and DOLLAR SHOTS CLUB (words only), which are represented by U.S. Trademark Reg. No. 4,676,707 issued January 20, 2015 and U.S. Trademark Reg. No. 4,630,185 issued October 28, 2014.

Regulatory Matters

The distribution and sale in the United States of our products are subject to various U.S. federal and state regulations, including but not limited to, the Federal Food, Drug, and Cosmetic Act (the “FFDC Act”), and other federal, state and local statutes and regulations applicable to the production, transportation, sale, safety, advertising, marketing, labeling and ingredients of such products.

We also may in the future be affected by other proposed and potential future regulations or regulatory actions which could adversely affect our business, financial condition and results of operations.  See “Risk Factors – If our products become subject new government regulation, our ability to profitably manufacture and market our energy shots may be severely impaired,” above.

Employees

We currently have one full time employee, our CEO, Kevin J. Martino.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

Description of Property

We do not currently own or lease any real property. We are using property leased by our President, Kevin J. Martino. There is no written contract in place at this time for the use of the offices. The principle executive office is approximately 1200 sq. feet.

Legal Proceedings

We are not currently a party to any legal proceedings. We are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

Our agent for service of process in Nevada is Joe Laxague, Esq., 1 East Liberty, Suite 600, Reno, NV 89501.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate making an application for trading of our common stock on the over-the-counter markets upon the effectiveness of the Offering Statement of which this Offering Circular forms a part.  We can provide no assurance that our shares will be traded, or if traded, that a substantial public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask  price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

Currently, we have 28 holders of record of our common stock.

Rule 144 Shares

None of our common stock is currently available for resale to the public under Rule 144.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least six months is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	one percent of the number of shares of the company's common stock then outstanding; or

2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

All of the presently outstanding shares of our common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act, and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.

Stock Option Grants

To date, we have not granted any stock options.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business, or;
2.	our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Financial Statements

Index to Financial Statements:

Audited Financial Statements:
F-1	Report of Independent Registered Public Accounting Firm
F-2	Balance Sheet as of September 30, 2015;
F-3	Statement of Operations for the period from September 3, 2015 (Inception) to September 30, 2015;
F-4	Statement of Stockholder's Equity as of September 30, 2015;
F-5	Statement of Cash Flows for the period from September 3, 2015 (Inception) to September 30, 2015; and
F-6	Notes to Financial Statements.

Unaudited Financial Statements:
F-9	Balance Sheets as of December 31, 2015 and September 30, 2015;
F-10	Statements of Operations for the period from September 3, 2015 (Inception) to September 30, 2015 and the three months ended December 31, 2015;
F-11	Statements of Cash Flows for the period from September 3, 2015 (Inception) to September 30, 2015 and the three months ended December 31, 2015; and
F-12	Notes to Financial Statements.

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Dollar Shots Club, Inc.

We have audited the accompanying balance sheet of Dollar Shots Club, Inc. as of September 30, 2015, and the related statements of income, changes in equity, and cash flows for the period from September 3, 2015 (inception) through September 30, 2015. Dollar Shots Club, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. Dollar Shots Club, Inc. is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Dollar Shots Club, Inc.’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dollar Shots Club, Inc. as of September 30, 2015, and the results of its operations and its cash flows for the period from September 3, 2015 (inception) through September 30, 2015, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company’s significant operating losses raises substantial doubt about its ability to continue as a going concern. The financial statements do not include an adjustments the might result from this uncertainty. Our opinion is not modified with respect to that matter.

ZWICK & BANYAI, PLLC

Southfield, Michigan

April 6, 2016

F-1

DOLLAR SHOTS CLUB, INC.

BALANCE SHEET

September 30, 2015

ASSETS
Current Assets :
Cash	$52,904
Inventory - finished goods	11,508
Prepaid Compensation	1,000
Current Assets	65,412

Other Assets:
Website acquired	1
Trademarks, patents, other intangibles	1
Other Assets	2

TOTAL ASSETS	$65,414

LIABILITIES AND SHAREHOLDERS EQUITY
Current Liabilities:
Advances from shareholder	$1,585
Payroll liabilities	2,235

Current Liabilities	3,820

SHAREHOLDERS'S EQUITY

Common stock: par value $0.0001 a share; 100,000,000 shares authorized;
90,500,000 shares issued and outstanding	9,050
Preferred stock par value $.0001 a share; 10 million shares authorized;
no shares issued	—

Additional paid in capital	63,252

Deficit	(10,708)

Shareholders' equity	61,594

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$65,414

See accountants' report and notes to financial statements

F-2

DOLLAR SHOTS CLUB, INC.

STATEMENT OF OPERATIONS

September 3, 2015 (inception) to September 30, 2015

Sales	$2,897
Cost of products	492

Gross profit	2,405

Operating Expenses:
Advertising	$1,698
Bank and credit processing	95
Legal and professional fees	7,500
Office expense	135
Payroll expenses	2,235
State licenses and fees	1,450
13,113
Net Loss Before Provision for Income Taxes	$(10,708)
Provision for Income Taxes	—
Net Loss	$(10,708)

Net Loss to common share holders per common share-basic and diluted	$—

Common shares used in calculation per share data-basic and diluted	45,250,000

See accountants' report and notes to financial statements

F-3

DOLLAR SHOTS CLUB, INC.

STATEMENT OF CHANGES IN EQUITY

September 3, 2015 (inception) to September 30, 2015

		Preferred Stock		Common Stock ($.0001)		Paid in
		Shares	Amount	Shares	Amount	Capital	Deficit	Total
September:
14	Issued common stock for cash			58,000,000	$5,800			$5,800
14	Issued common stock for cash			15,000,000	1,500			1,500
18	Issued Common Stock for assets			5,000,000	500	$11,502		12,002
18	Issued Common Stock for cash			2,000,000	500	1,800		2,000
18	Issued common stock for prepaid compensation			10,000,000	1,000			1,000
25	Issued common stock for cash			500,000	50	49,950		50,000
30	Results of Operations						$(10,708)	(10,708)
	Balance	—	—	90,500,000	$9,050	$63,252	$(10,708)	$61,594

See accountants' report and notes to financial statements

F-4

DOLLAR SHOTS CLUB, INC.

STATEMENT OF CASH FLOWS

September 3, 2015 (inception) to September 30, 2015

OPERATING ACTIVITIES:
Loss from operations	$(10,708)
Adjustments to reconcile income to Net

Cash provided by operations:
Decrease in inventory	492
Increase in payables	3,820

Cash Used By Operating Activities	(6,396)

FINANCING ACTIVITIES:
Issuance of Common Stock for cash	59,300

Cash provided by Financial Activities	59,300

Net Increase in Cash	$52,904

Cash at September 3, 2015 (Inception)	$—

Cash at September 30, 2015	$52,904

See accountants' report and notes to financial statements

F-5

DOLLAR SHOTS CLUB, INC.

Notes To Financial Statements

September 30, 2015

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business -

Dollar Shots Club, Inc. is a Nevada corporation formed on September 3, 2015.

The company acquired the assets of an existing business unit from Rocky Mountain High Brands (RMHB) on September 18, 2015 with the issuance of five million (5,000,000) shares of common stock. The cost of the assets acquired were valued at the cost as held by RMHB, but at September 30, 2015 the value of the website and trademarks acquired were written down to $1 each and the cost of the acquisition adjusted accordingly. The company is engaged in the bottling and sales of energy drinks through a membership program exclusively on-line.

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results could differ from those estimates.

Significant estimates inherent in the preparation of the accompanying financial statements include valuation of intangibles, business combinations, equity transactions, and contingencies.

Cash

The Company considers cash to include accounts at financial institutions and all highly liquid accounts with an original maturity date of three months or less (cash equivalents). The Company maintains bank accounts in US banks.

The fair value of financial instruments is determined by reference to various market data and other valuation techniques as appropriate. Considerable judgment is required to develop estimates of fair values; therefore, the estimates are not necessarily indicative of the amounts that could be realized or would be paid in a current market exchange. The effect of using different market assumptions and/or estimation methodologies may be material to the estimated fair value amounts. The Company estimates that the fair value of its financial instruments approximates their carrying value.

Inventory

The company uses the lower of cost or market to value the inventory. At September 30, 2015 inventory consisted of finished goods ready for sale that were originally acquired from RMHB as part of the acquisition on September 18, 2015.

F-6

DOLLAR SHOTS CLUB, INC.

Notes To Financial Statements (Continued)

September 30, 2015

Revenue Recognition

Revenue is recognized to the extent that it is probable that the economic benefits will flow to the company and the revenue can be reliably measured. The following specific recognition criteria must also be met before revenue is recognized.

Sale of goods

Revenue is recognized net of sales taxes and upon transfer of significant risks and rewards of ownership to the buyer. The Company reserves for the associated costs of possible return of goods. The reserve is estimated at $0.00 as of September 30, 2015.

(Non) direct Response Advertising

(Non) direct response advertising costs are expensed when the advertising is printed. Total advertising costs charged to expense for the fical period from September 3, 2015 (Inception) through September 30, 2015 was $1,698.

Net Loss per Share

The Company follows the guidelines of Statement of Financial Accounting Standards No. 128, “Earnings per share” (SFAS No. 128”) in calculating its loss per share. SFAS No. 128 states basic and diluted earnings per share are based on the weighted average number of common shares and equivalent common shares outstanding during the period. Common stock equivalents for purposes of determining diluted earnings per share include the effects of dilutive stock options, warrants and convertible securities. The effect on the number of shares of such potential common stock equivalents is computed using the treasury stock method or the if-converted method, as applicable. The Company has no outstanding stock options and warrants.

Income Taxes

The Company recognizes deferred tax assets and liabilities for the future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. If it is more likely than not that some portion of a deferred tax asset will not be realized, a valuation allowance is recognized.

There is no income tax provision for the Company for the fiscal period from September 3 (inception) through September 30 as it incurred a taxable loss. In addition, there is a 100% valuation allowance against the net operating losses generated by the Company at September 30, 2015.

F-7

DOLLAR SHOTS CLUB, INC.

Notes To Financial Statements (Continued)

September 30, 2015

NOTE 2 – COMMITMENTS AND CONTINGENCIES

Commitments

The Company has entered into an employment agreement with Mr. Kevin J. Martino on September 10, 2015. The term is for one year and provides for an issuance of ten million (10,000,000) shares of common stock, upon the completion of two performance requirements. The certificate awarded will be restricted as to sale by Mr. Martino. The certificates have been printed and held in escrow and the shares have been valued at $.0001 a share and recorded as prepaid compensation.

Note 3 – GOING CONCERN

Going Concern Disclosure:

These financial statements are prepared on a going concern basis. The Company has just begun operations and incurred a loss in the month ended September 30, 2015. Its ability to continue is dependent upon raising additional funds and achieving profitable operations. The financial statements do not include any adjustments that might be necessary if the Company is not able to continue as a going concern.

F-8

DOLLAR SHOTS CLUB, INC.

BALANCE SHEETS

	December 31, 2015	September 30, 2015
ASSETS	(unaudited)
Current Assets
Cash	$35,676	$52,904
Inventory - Finished Goods	10,365	11,508
Prepaid Compensation	1,000	1,000
Total Current Assets	47,041	65,412

Other Assets:
Website acquired	1	1
Trademarks, patents, other intangibles	1	1
Other Assets	2	2

TOTAL ASSETS	$47,043	$65,414

LIABILITIES AND SHAREHOLDERS EQUITY
Current Liabilities:
Advances from a shareholder	$—	$1,585
Payroll Liabilities	1,585	2,235

Current Liabilities	1,585	3,820

SHAREHOLDERS'S EQUITY

Common stock: par value $0.0001 a share;
100,000,000 shares authorized;
90,500,000 shares issued and outstanding
September 30, 2015 and December 31, 2015	9,050	9,050

Additional Paid in Capital	63,252	63,252
Deficit	(26,844)	(10,708)

Shareholders' Equity	45,458	61,594

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$47,043	$65,414

See Notes to Financial Statements

F-9

DOLLAR SHOTS CLUB, INC.

STATEMENT OF OPERATIONS

	Three Months Ended December 31, 2015 (unaudited)	September 3, 2015 (inception) to September 30, 2015

Sales	$2,594	$2,987
Cost of Products	1,142	$492
		.
Gross Profit	1,451	$2,405

Operating Expenses	17,587	$13,113

Loss before income taxes	(16,136)	$(10,708)
Provision for Income Taxes	—	$—

Net Loss	$(16,136)	$(10,708)

Net Loss to common share holders per common
share-Basic and Diluted	$—	$—

Common Shares used in Calculation per
share data-Basic and Diluted	$90,500,000	$45,250,000

See Notes to Financial Statements

F-10

DOLLAR SHOTS CLUB, INC.

STATEMENTS OF CASH FLOW

	Three Months Ended December 31, 2015 (unaudited)	September 3, 2015 (inception) to September 30, 2015

OPERATING ACTIVITIES
Net (Loss)	$(16,135)	$(10,708)
Adjustments:
Decrease in Inventory	1,142	492
Increase (decrease) in payables	(2,235)	3,820
Total Adjustments:	(1,093)	4,312
Net Cash Used in Operating Activities	$(17,228)	$(6,396)

FINANCING ACTIVITIES
Proceeds from Sale of Common Stock	—	59,300

Net Cash provided by Financial Activities	—	$59,300

Increase (decrease) in Cash	$(17,228)	$52,904

Cash - Beginning Period	$52,904	$—

Cash- End of Period	$35,676	$52,904

Supplemental Cash Flow Information
Interest Paid	—	—
Income Taxes Paid	—	—

See Notes to Financial Statements

F-11

DOLLAR SHOTS CLUB, INC.

Notes To Financial Statements

December 31, 2015

(unaudited)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business -

Dollar Shots Club, Inc. is a Nevada corporation formed on September 3, 2015.

The company acquired the assets of an existing business unit from Rocky Mountain High Brands (RMHB) on September 18, 2015 with the issuance of five million (5,000,000) shares of common stock. The cost of the assets acquired were valued at the cost as held by RMHB, but at September 30, 2015 the value of the website and trademarks acquired were written down to $1 each and the cost of the acquisition adjusted accordingly. The company is engaged in the bottling and sales of energy drinks through a membership program exclusively on-line.

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results could differ from those estimates.

Significant estimates inherent in the preparation of the accompanying financial statements include valuation of intangibles, business combinations, equity transactions, and contingencies.

Cash

The Company considers cash to include accounts at financial institutions and all highly liquid accounts with an original maturity date of three months or less (cash equivalents). The Company maintains bank accounts in US banks.

The fair value of financial instruments is determined by reference to various market data and other valuation techniques as appropriate. Considerable judgment is required to develop estimates of fair values; therefore, the estimates are not necessarily indicative of the amounts that could be realized or would be paid in a current market exchange. The effect of using different market assumptions and/or estimation methodologies may be material to the estimated fair value amounts. The Company estimates that the fair value of its financial instruments approximates their carrying value.

Inventory

The company uses the lower of cost or market to value the inventory. At September 30, 2015 inventory consisted of finished goods ready for sale that were originally acquired from RMHB as part of the acquisition on September 18, 2015.

F-12

DOLLAR SHOTS CLUB, INC.

Notes To Financial Statements (Continued)

December 31, 2015

(unaudited)

Revenue Recognition

Revenue is recognized to the extent that it is probable that the economic benefits will flow to the company and the revenue can be reliably measured. The following specific recognition criteria must also be met before revenue is recognized.

Sale of goods

Revenue is recognized net of sales taxes and upon transfer of significant risks and rewards of ownership to the buyer. The Company reserves for the associated costs of possible return of goods. The reserve is estimated at $0.00 as of September 30, 2015.

(Non) direct Response Advertising

(Non) direct response advertising costs are expensed when the advertising is printed. Total advertising costs charged to expense for the fiscal period from September 3, 2015 (Inception) through September 30, 2015 was $1,698.

Net Loss per Share

The Company follows the guidelines of Statement of Financial Accounting Standards No. 128, “Earnings per share” (SFAS No. 128”) in calculating its loss per share. SFAS No. 128 states basic and diluted earnings per share are based on the weighted average number of common shares and equivalent common shares outstanding during the period. Common stock equivalents for purposes of determining diluted earnings per share include the effects of dilutive stock options, warrants and convertible securities. The effect on the number of shares of such potential common stock equivalents is computed using the treasury stock method or the if-converted method, as applicable. The Company has no outstanding stock options and warrants.

Income Taxes

The Company recognizes deferred tax assets and liabilities for the future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. If it is more likely than not that some portion of a deferred tax asset will not be realized, a valuation allowance is recognized.

There is no income tax provision for the Company for the fiscal period from September 3 (inception) through September 30, as it incurred a taxable loss. In addition, there is a 100% valuation allowance against the net operating losses generated by the Company at September 30, 2015.

F-13

DOLLAR SHOTS CLUB, INC.

Notes To Financial Statements (Continued)

December 31, 2015

(unaudited)

NOTE 2 -COMMITMENTS AND CONTINGENCIES

Commitments

The Company has entered into an employment agreement with Mr. Kevin J. Martino on September 10, 2015. The term is for one year and provides for an issuance of ten million (10,000,000) shares of common stock, upon the completion of two performance requirements. The certificate awarded will be restricted as to sale by Mr. Martino. The certificates have been printed and held in escrow and the shares have been valued at $.0001 a share and recorded as prepaid compensation.

Note 3 – GOING CONCERN

Going Concern Disclosure

These financial statements are prepared on a going concern basis. The Company has just begun operations and incurred a loss in the month ended September 30, 2015. Its ability to continue is dependent upon raising additional funds and achieving profitable operations. The financial statements do not include any adjustments that might be necessary if the Company is not able to continue as a going concern.

F-14

Management Discussion and Analysis of Financial Condition and Results of Operations

Results of Operations for the period from September 3, 2015 (inception) to September 30, 2015.

From the period from our inception on September 3, 2015 through September 30, 2015, we generated sales of $2,897. Our costs of goods sold for the period was $492, resulting in gross profit of $2,405. During the same period, we incurred $13,113 in expenses. Our expenses consisted of advertising in the amount of $1,698, bank and credit processing fees of $95, legal and professional fees of $7,500, and office expense of $135, payroll expense of $2,235, and state taxes and licenses of $1,450. We therefore recorded a net loss of $10,708 for the period from inception on September 3, 2015 until September 30, 2015.

Results of Operations for the three months ended December 31, 2015.

During the three months ended December 31, 2015, we generated sales of $2,594. Our costs of goods sold for the period was $1,142, resulting in gross profit of $1,451. During the same period, we incurred $17,587 in operating expenses. We therefore recorded a net loss of $16,136 for the three months ended December 31, 2015.

As continue with our plan of operations, as outlined above, expect that our gross sales and out expenses will increase rapidly.

Liquidity and Capital Resources

As of December 31, 2015, our working capital was $44,456. Our current assets consisted of cash in the amount of $35,676 and inventory of $10,365. Our current liabilities at December 31, 2015 totaled $1,585.

To date, our operations have been funded through the sale of common stock in private offerings. Our ability to successfully execute our business plan is contingent upon us obtaining additional financing and/or upon realizing sales revenue sufficient to fund our ongoing expenses. Until we are able to sustain our ongoing operations through sales revenue, we intend to fund operations through debt and/or equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital, or other cash requirements. We do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

Significant Equipment

We do not intend to purchase any additional significant equipment for the next twelve months.

Going Concern

We have experienced losses from operations since inception. To date, we have not been able to produce sufficient sales to become cash flow positive and profitable. The success of our business plan during the next 12 months and beyond will be contingent upon generating sufficient revenue to cover our costs of operations and/or upon obtaining additional financing. For these reasons, our auditor has raised substantial doubt about our ability to continue as a going concern.

Off Balance Sheet Arrangements

As of December 31, 2015, there were no off balance sheet arrangements.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Directors and Executive Officers

The names, ages, and respective positions of our directors and executive officers are set forth below:

Name	Age	Present Positions
Kevin Martino	26	President, Chief Executive Officer, Chief Financial Officer, and a Director
Christopher Rowe	31	Chief Operating Officer
George Castillo	49	Director
Eric Flesche	38	Director

Set forth below is a brief description of the background and business experience of our current executive officers and directors.

Kevin Martino – President, Chief Executive Officer, Chief Financial Officer, and a Director

Mr. Kevin Martino graduated from Loyola Marymount University with a Bachelor’s Degree in Business Administration, majoring in Entrepreneurship. As a working college student, Kevin supplemented his theoretical knowledge by immersing himself in several business endeavors to gain practical insight into many different environments and industries. He has successfully lead various fast-paced departments including: operations, customer service, and sales at start-ups, mid-size, and enterprise-level companies including: Enterprise Rent-a-car, College Works Painting, Pro-Scan Partners, Intelliloan, and Gen 110. Kevin has been in sales for 10+ years with full proficiency in: B2C, B2B, phone, email, LinkedIn, outside/inside, and recruitment. Kevin’s most recent experience in leadership is with CyberCoders, a tech focused recruitment agency. As an Executive (full-desk) Recruiter, he was responsible for: cold-prospecting/closing enterprise clients and respective candidates, contract negotiation, and ensuring client/candidate satisfaction. In this extremely crowded and competitive industry, Kevin has billed over $500,000 in recruitment fees. He is highly regarded by his clients and has constantly received referrals and repeat business. Kevin’s passion is working with growing start-ups to develop teams along with company formation in its entirety.

Christopher Rowe – Chief Operating Officer

Mr. Christopher Rowe, CRD# 5562884, graduated with an Associate’s Degree in Business Administration from Fullerton College. He is currently employed with Glendale Securities, Inc. as a Trader. Mr. Rowe has extensive operational experience in the manufacturing industry as the former, Chairman/President/CEO of Truss Systems & Supply, Inc., an engineering/construction firm headquartered in La Habra, CA. Since then, he has been involved in the financial services industry. In 2006, he began as a compliance officer and investment strategist for Western International Securities, a full service broker/dealer. At Western International Securities, Christopher oversaw the daily trades, correspondences, & strategies of over 250 licensed brokers and financial advisors. In 2009 Christopher elected to become an equities broker for the tech startup, Zecco Trading, Inc. At Zecco, he was promoted to the elite services division of the corporation, primarily dealing with the firm’s highest net worth and highest revenue generating clients. Christopher was also on the small development team responsible for creating the firm’s mobile trading platform which quickly became one of the highest rated financial apps in the Apple App Store. In this capacity, Chris was interviewed by Bloomberg Media for an article on broker communications with regards to social media. In 2011, Christopher left Zecco to start C.M.Rowe Financial LLC, a full-service wealth management firm registered in CA. From 2013 - present, Chris began working for Glendale Securities, Inc. and has maintained multiple roles involving: Registered Principal, market making, margins, OATS reconciliation, online platform development/integration, and NASDAQ OMX ACT/ORF/TRAQS trade comparison. He currently holds FINRA Series licenses: 7, 66, 24, 55, and was formally trained and certified by Achieve Global, receiving their highest distinction of “Stellar Service” for customer satisfaction and quality assurance.

George Castillo – Director

Mr. George Castillo, CRD# 1936486, has over 25 years of experience in the securities industry. Mr. Castillo is currently the President of Glendale Securities, Inc. His career began at Jefferies & Company where he did cash & stock dividends. He has over 11 years of market making experience in NMS, bulletin board and pink sheets stocks, making up to 85 securities at a time. He was appointed assistant trading manager responsible for co-managing 8 NASDAQ Market Makers and 5 listed traders. George also has vast operational experience and has managed mutual fund departments and reorganization departments. He has extensive hands on experience with several aspects of the securities industry including stocks, mutual funds, fixed income securities options, corporate actions, dividends, and reorganization. George Castillo has previously worked at four different correspondent clearing firms and operated in several clearing capacities. He currently holds series 7, 24, 63, 55, and 4.

Eric Flesche – Director

Mr. Paul (Eric) Flesche, CRD# 3277904, holds a Bachelor of Business Administration in Finance from the University of Houston. Mr. Flesche is currently the CFO/CCO of Glendale Securities, Inc and the CFO/CCO of Mundial Financial Group LLC. He has worked in multiple capacities including the areas of financial reporting, margins, trading, and client services. He has been the FINOP for Glendale Securities, Inc. from 10/2005 to present. He has been a General Securities Principal, Municipal Fund/529 Securities Principal at Glendale Securities also. He has option order approval and entry experience at Glendale Securities, Inc., at J.P Morgan Invest, LLC and brokersXpress, LLC the independent broker division of optionsXpress, Inc. He has worked in multiple capacities at three different self-clearing firms, including one that offered correspondent clearing services. He currently holds series 27, 7, 24, 4, 55, 9, 10, 53, 3, 79 and 63.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past ten years, none of the following occurred with respect to a present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Committees of the Board

Until further determination by the board, the full board of directors will undertake the duties of the Audit Committee, Compensation Committee, and Nominating Committee.

Audit Committee

We do not have a separately designated standing audit committee. The entire Board of Directors performs the functions of an audit committee, but no written charter governs the actions of the Board when performing the functions of what would generally be performed by an audit committee. The Board approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the Board reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor. Our Board of Directors, which performs the functions of an audit committee, does not have a member who would qualify as an “audit committee financial expert” within the definition of Item 407(d)(5)(ii) of Regulation S-K. We believe that, at our current size and stage of development, the addition of a special audit committee financial expert to the Board is not necessary.

Nomination Committee

Our Board of Directors does not maintain a nominating committee. As a result, no written charter governs the director nomination process. Our size and the size of our Board, at this time, do not require a separate nominating committee.

When evaluating director nominees, our directors consider the following factors:

-	The appropriate size of our Board of Directors;
-	Our needs with respect to the particular talents and experience of our directors;
-	The knowledge, skills and experience of nominees, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;
-	Experience in political affairs;
-	Experience with accounting rules and practices; and
-	The desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new Board members.

Our goal is to assemble a Board that brings together a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Board will also consider candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Board may also consider such other factors as it may deem are in our best interests as well as our stockholders. In addition, the Board identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Board then identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Board are polled for suggestions as to individuals meeting the criteria described above. The Board may also engage in research to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary. The Board does not typically consider shareholder nominees because it believes that its current nomination process is sufficient to identify directors who serve our best interests.

Code of Ethics

We currently have not adopted a code of ethics for the Board or executives.

Executive Compensation

Compensation Discussion and Analysis

Our President, CEO and CFO, Kevin Martino, currently serves under the terms of an Executive Employment Agreement dated September 10, 2015 (the “Agreement”).  The Agreement provided for an initial salary of $2,000 per month. Our Board of Directors has reviewed the salary and has increased it to $5,000 per month plus a medical stipend of $180 per month. Mr. Martino’s salary is payable in equal installments on the 1st and 15th days of each month. In addition, Mr. Martino receives an override commission of five percent (5%) of the gross sales price received by the Company for all sales of energy shots or other beverages by the Company. Finally, Mr. Martino has been awarded ten million (10,000,000) shares of common stock under the Agreement, which is subject to vesting as follows:

a.	5,000,000 shares – Upon approval of the Company’s common stock for quotation in the U.S. over-the-counter securities markets by the Financial Industry Regulatory Authority (“FINRA”)
b.	5,000,000 shares – at the end of the first calendar month in which the Company’s sales exceed 10,000 bottles of product

The cash compensation paid to Mr. Martino is intended to provide such compensation for his time as is feasible given our current resources and stage of development, while providing him with specific incentives to drive sales of our products. The equity award and vesting schedule is intended to provide Mr. Martino with two key incentives: (1) to maximize the growth of the company through products sales, and (2) to provide value to our investors by helping the company to achieve OTC market quotation of its common stock.

The company presently does not have a written employment agreement with its Chief Operating Officer, Christopher Rowe. Mr. Rowe has not been compensated for his services since our incorporation. Mr. Rowe’s compensation and employment details are the subject of ongoing discussion and will be finalized in the near future.

Summary Compensation Table

The following table sets forth the compensation earned by Executive Officers during the last two fiscal years:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kevin Martino, President, CEO, and CFO	2015	2,000	—	1,000	—	—	—	—	3,000

Christopher Rowe, COO	2015	—	—	—	—	—	—	—	—

Narrative Disclosure to the Summary Compensation Table

 During the fiscal year ended September 30, 2015, Mr. Martino received $2,000 in salary compensation and an award of 10,000,000 shares of common stock valued at $1,000 ($0.0001 per share). These shares are subject to the vesting requirements discussed above. Mr. Rowe did not receive and compensation during the period.

Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of September 30, 2015:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiry Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Kevin Martino	—	—	—	—	—	10,000,000	n/a	—	—
Christopher Rowe	—	—	—	—	—	—	—	—	—

Compensation of Directors Table

The table below summarizes all compensation paid to our directors during the year ended September 30, 2015:

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kevin Martino	—	—	—	—	—	—	—
Eric Flesche	—	—	—	—	—	—	—
George Castillo	—	—	—	—	—	—	—

Narrative Disclosure to the Director Compensation Table

Our directors do not currently receive any compensation from the Company for their service as members of the Board of Directors of the Company.

 Securities Authorized for Issuance Under Equity Compensation Plans

To date, we have not adopted a stock option plan or other equity compensation plan and have not issued any stock, options, or other securities as compensation.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of April 1, 2016, the beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the our common stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 90,837,000 shares of common stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership		Percent of class
Common	Kevin Martino 6255 W. Arby Ave Unit 256 Las Vegas, NV 89118	10,000,000		11.01%
Common	Christopher Rowe 6255 W. Arby Ave Unit 256 Las Vegas, NV 89118	2,000,000		2.20%
Common	Eric Flesche 6255 W. Arby Ave Unit 256 Las Vegas, NV 89118	28,750,000	(3)	31.65%
Common	George Castillo 6255 W. Arby Ave Unit 256 Las Vegas, NV 89118	28,750,000	(3)	31.65%
Common	Total all executive officers and directors	69,500,000		76.51%

Common	Other 5% Shareholders
	GCEF Opportunity Fund, LLC(1) 1000 5th Street, Suite 200 Miami, FL 33139	57,500,000		63.30%
	Rocky Mountain High Brands, Inc.(2) 9101 LBJ Freeway, Ste. 200 Dallas, TX 75243	5,000,000		5.50%

(1) Eric Flesche and George Castillo are the Members of GCEF Opportunity Fund, LLC and, in that capacity have the power to direct voting and investment decisions with regard to its shares of common stock.

(2) Michael Welch is CEO and CFO of Rocky Mountain High Brands, Inc., which is a publicly held corporation.

(3) Eric Flesche and George Castillo are the Members of GCEF Opportunity Fund, LLC, and each holds a 50% ownership interest. The figures for Mr. Flesche and Mr. Castillo reflect 50% of the shares owned by GCEF Opportunity Fund, LLC for each.

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

The persons named above have full voting and investment power with respect to the shares indicated.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Securities Authorized for Issuance Under Equity Compensation Plans

To date, we have not adopted a stock option plan or other equity compensation plan and have not issued any stock, options, or other securities as compensation.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Certain Relationships and Related Transactions and Director Independence

1.	On September 19, 2015, GCEF Opportunity Fund, LLC subscribed for 58,000,000 shares of our common stock at a price of $0.0001 per share, for a total subscription price of $5,800. Eric Flesche and George Castillo are the Members of GCEF Opportunity Fund, LLC and are members of our Board of Directors.
2.	On September 25, 2015, GCEF Opportunity Fund, LLC subscribed for an additional 500,000 shares of our common stock at a price of $0.10 per share, for a total subscription price of $50,000. Eric Flesche and George Castillo are the Members of GCEF Opportunity Fund, LLC and are members of our Board of Directors.
3.	On September 10, 2015 we entered into an Executive Employment Agreement with our President, CEO and CFO, Kevin Martino. The terms of the agreement are as described above under Compensation Discussion and Analysis.
4.	Mundial Financial Group, LLC ("Mundial") has agreed to sell the shares in this offering under the terms of a Non-Exclusive Selling Agreement. (the "Agreement"). Two members of our board of directors, George Castillo and Eric Flesche, are the principals of Mundial. Mr. Castillo and Mr. Flesche own 31.67% and 31.66%, respectively, (63.33% total) of the ownership interests in Mundial. Further, through GCEF Opportunity Fund, LLC, Mr. Castillo and Mr. Flesche are our majority shareholders. Under the Agreement, Mundial has agreed to act as a non-exclusive selling agent for our offering under Regulation A. Mundial will sell the offering to investors on a "best-efforts" basis and is not required or expected purchase shares in the offering. Mundial will be compensated with a selling commission of ten percent (10%) of the actual subscription proceeds received in the offering. The Agreement may be terminated by either party upon notice in writing. If the Agreement is terminated prior to the completion of the offering, Mundial will be entitled to any commissions earned prior to termination.

Director Independence

We are not a “listed issuer” within the meaning of Item 407 of Regulation S-K and there are no applicable listing standards for determining the independence of our directors. Applying the definition of independence set forth in Rule 4200(a)(15) of The Nasdaq Stock Market, Inc., we do not believe that we currently have any independent directors.

Available Information

We have filed a Regulation A Offering Statement on form 1-A under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this Offering Circular.  This Offering Circular is filed as a part of that Offering Statement, but does not contain all of the information contained in the Offering Statement and exhibits.  Statements made in the Offering Statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our Offering Statement and each exhibit attached to it for a more detailed description of matters involving the company.  You may inspect the Offering Statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the Offering Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, NE, Washington, DC 20549.  Please Call the Commission at (202) 942-8088 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a Web Site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  Our Offering Statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

PART III -- EXHIBITS

Exhibits Index

Exhibit Number	Description
1.1	Non-Exclusive Selling Agreement with Mundial Financial Group, LLC (1)
2.1	Articles of Incorporation (1)
2.2	By-laws(1)
4.1	Form of Subscription Agreement(1)
6.1	Asset Purchase Agreement with Rocky Mountain High Brands, Inc. (1)
6.2	Executive Employment Agreement with Kevin J. Martino(1)
11.1	Consent of Zwick & Banyai, PLLC, Independent Registered Public Accounting Firm*
12.1	Opinion of Laxague Law, Inc., with consent to use(1)

(1) Incorporated by reference to Offering Statement on Form 1-A filed April 27, 2016
(*) Filed herewith

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Playa Del Rey, State of California, on May 27, 2016.

DOLLAR SHOTS CLUB, INC.

/s/ Kevin Martino

By: __________________________

Kevin Martino

Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Kevin Martino

By: __________________________

Kevin Martino

Chief Executive Officer (Principal Executive Officer),

Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer), and

Director

May 27, 2016

/s/ George Castillo

By: __________________________

George Castillo

Director

May 27, 2016

/s/ Paul Eric Flesche

By: __________________________

Paul Eric Flesche

Director

May 27, 2016

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